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IN ACCORDANCE WITH RULE 201 OF REGULATION S-T, THIS FORM 8-K IS BEING FILED IN
PAPER PURSUANT TO A TEMPORARY HARDSHIP EXEMPTION.

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                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                     ----------------

                                         FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES AND EXCHANGE ACT OF 1934

                                     ----------------

                                    FEBRUARY 7, 1995

                                    (Date of Report)

                                       ------------

                                     JANUARY 19, 1995

                             (Date of Earliest Event Reported)

                                       ------------


                                       PFIZER INC.
                  (Exact name of registrant as specified in its Charter)

     DELAWARE                            1-3619                  13-531570
(State or other jurisdiction     (Commission File Number)         (I.R.S.
of incorporation)                                            Identification No.)


                        235 EAST 42ND STREET, NEW YORK, NEW YORK         10017
                        (Address of principal executive offices)      (Zip Code)

                        REGISTRANT'S TELEPHONE NUMBER, INCLUDING
                                AREA CODE (212) 573-2323


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                                       -2-

ITEM 25. ACQUISITION OR DISPOSITION OF ASSETS

On January 19, 1995, Pfizer Inc. and certain of its affiliates (collectively the "Registrant") acquired substantially all of the assets, properties and rights (which included the stock of certain subsidiary corporations) of SmithKline Beecham plc and its affiliates (collectively, "SB") relating to SB's worldwide business of developing, manufacturing and distributing animal health products (the "Animal Health Business"). The purchase price for the acquisition, which was determined by arms' - length negotiations, was U.S. $ 1,450,000,000.00 subject to adjustment. There is no material relationship between SB and the Registrant, any director or officer of the Registrant, or any associate of any such director or officer. The Registrant financed the purchase price through available cash and short-term borrowings. The Registrant intends to use the purchased assets in its animal health business.

A copy of the Stock and Asset Purchase Agreement between the Registrant and SB relating to the purchase and sale of the Animal Health Business is attached hereto as Exhibit 2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) It is impracticable to provide the required financial statements for the SmithKline Acquisition at the time this Form 8-K is filed. Copies of these financial statements will be filed as soon as practicable.

(c)     Exhibits

        Exhibit 2. Stock and Asset Purchase Agreement, dated as of November 23, 1994, between SmithKline Beecham plc and
        Pfizer Inc., as amended.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PFIZER INC.
                                   (Registrant)

                                   By:/S/ TERENCE J. GALLAGHER
                                      -----------------------------------------

                                               Terence J. Gallagher
                                        Vice President - Corporate Governance



Date:  February 7, 1995